                                                                  Draft 4/13/92


                           (herein called the Company)

                              ISSUES THIS CONTRACT
No. GA-1234
                                       TO

                                 The ABC Company

                        (herein called the Policyholder)

to provide the retirement annuity and other benefits described herein.

      This contract is issued in consideration of the application of the Policyholder, and the payment of the contributions provided for herein.

      This contract is delivered in and governed by the laws of the State of ABC.

      The provisions on the following pages are a part of the contract.

      Effective Date of contract, February 1, 1992.

      Executed at Worcester, Massachusetts, February 1, 1992.


            |S| Richard J. Baker    |S| John F. O'Brien
                Secretary               President


                         GROUP VARIABLE ANNUITY CONTRACT
                          WITH ALLOCATED FUND ACCOUNTS
                              AND SEPARATE ACCOUNTS
                                  PARTICIPATING

PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE
INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.


GA-IRA-2.00-92                                                     Contributory

                                TABLE OF CONTENTS

                                                                           Page
Part I    - Definitions ..................................................   1
Part II   - IRA Accounts and Beneficiaries ...............................   3
Part III  - Contributions ................................................   4
Part IV   - General Account Interest .....................................   6
Part V    - Separate Account Unit Values .................................   7
Part VI   - IRA Account Transfers ........................................   9
Part VII  - IRA Account Fees and Contract Guarantees .....................  10
Part VIII - IRA Account Surrenders and Partial Redemptions ...............  11
Part IX   - Death Benefits ...............................................  12
Part X    - Annuity Options ..............................................  13
Part XI   - General Provisions ...........................................  17
Part XII  - Annuity Option Tables ........................................  22

                                     PART I

                                   DEFINITIONS

1.01 "Accumulation Unit" means the measure by which a Participant-Owner's interest in a Separate Account is determined prior to the Annuity Date.

1.02 "Accumulated Value" means the value of an IRA Account on any Valuation Date prior to the Annuity Date. The value of an IRA Account on any Valuation Date is equal to the sum of the value of all Accumulation Units plus the value of all General Account accumulations then credited to the IRA Account.

1.03 "Annuity Date" means the date on which annuity payments are to begin. If a Participant-Owner does not elect an Optional Annuity Date, annuity payments will begin on the date elected by the Participant-Owner in his IRA Account application.

1.04 "Beneficiary" means the person or institution designated in writing on a form furnished by or satisfactory to the Company to receive any death benefit payable under the contract upon the Participant Owner's or other designated person's death.

1.05 "Certificate" means the individual certificate issued to each Participant-Owner describing the benefits to which he is entitled under this contract. In the event of any change in the contract affecting the benefits of a Participant-Owner, a new certificate or certificate rider will be issued to the Participant-Owner. The certificate in no way modifies or voids any of the provisions of this contract and shall not constitute a part of this contract.

1.06        "Code" means the Internal Revenue Code of 1986, as amended.

1.07        "Company" means State Mutual Life Assurance Company of America.

1.08 "Funds" means the Growth Fund, Income Appreciation Fund, Money Market Fund, Equity Index Fund and Government Bond Fund of SMA Investment Trust and such other Funds as may be made available by the Company from time to time. Any additional Funds shall be added to this contract by an endorsement.

1.09 "General Account" means the investment account established and maintained by the Company for its assets which are not allocated to a Separate Account. All contributions made by Participant-Owners which are allocated to a General Account Sub-Account are part of the Company's General Account.

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1.10        "Home Office" means the Company's office located at 440 Lincoln
            Street, Worcester, Massachusetts 01605.

1.11 "IRA Account" means an account established under the contract for a Participant-Owner in accordance with Section 408(b) of the Code.

1.12 "Participant-Owner" means an employee or former employee of the Policyholder who makes contributions under the contract in accordance with its provisions.

1.13 "Separate Account" means the Company's Separate Account I and such other of the Company's Separate Accounts that may be offered as an investment choice to Participant-Owners from time to time. Any additional Separate Accounts shall be added to this contract by an endorsement.

1.14        "Sub-Account" means either a General Account or Separate Account
            Sub-Account.

            General Account Sub-Accounts shall be established from time to time by the Company for purposes of crediting interest to Net Contributions allocated to the General Account. Each General Account Sub-Account shall have a stated interest rate guaranteed until a specific maturity date, as described in Section 4.02. Interest rates and maturity dates shall be specified by the Company.

            Separate Account Sub-Account means each subdivision of a Separate Account. The assets of each Separate Account Sub-Account are invested exclusively in shares of the corresponding Fund of SMA Investment Trust or other corresponding Fund made available by the Company.

1.15 "Surrender Value" means the Accumulated Value of an IRA Account less any applicable surrender charges (as specified on page 11), and IRA Account fee (as specified on page 9).

1.16 "Valuation Date" means the time as of which the Accumulated Values of all IRA Accounts are determined. Valuation Dates occur at the close of business on each day on which the New York Stock Exchange is open for trading. The Company reserves the right to change the time which it designates as the Valuation Date. The Company also reserves the right to change the frequency of Valuation Dates.

1.17 "Valuation Period" means the interval between two consecutive Valuation Dates.

1.18 "Written Request" or "Written Notice" means a request or notice in writing satisfactory to the Company and filed at its Home Office.

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            With the consent of the Company, IRA Account investment transfers, contribution allocation instructions and other specified transactions that may be made by Written Request may also be made by Participant-Owners by telephone request. A properly completed authorization form must be on file at the Company's Home Office before telephone instructions will be honored.

                                     PART II

                         IRA ACCOUNTS AND BENEFICIARIES

2.01 IRA Accounts. Each IRA Account established under the contract is intended to be an individual retirement annuity qualified under Code Section 408(b) and Regulations thereunder. Each IRA Account is for the exclusive benefit of the Participant-Owner, Participant Owner's Beneficiary and, in the case of an IRA Account established for a Participant-Owner's spouse, such spouse and such spouse's Beneficiary. Each IRA Account established under the contract shall meet the following requirements:

            (a)   Each Participant-Owner is the owner of his IRA Account.

            (b) Only cash or checks will be accepted as a contribution to an IRA Account.

            (c) Contributions shall be subject to the limitations set forth in Part III.

            (d) IRA Accounts may not be transferred by the Participant-Owner.

            (e) No part of the Participant-Owner's interest in his IRA Account can be forfeited.

            (f) A Participant-Owner may not make any loans under his IRA Account. An IRA Account cannot be pledged, assigned or otherwise used to secure a loan.

            (g) Payments must be made or commenced not later than the April 1 following the taxable year in which the Participant-Owner attains age 70 1/2. Distributions shall be made in accordance with the requirements of Code Section 401(a)(9) and Regulations thereunder.

            (h)   IRA Account death benefits must be paid as provided in Part
                  IX.

2.02 IRA Account Beneficiary. Each IRA Account Beneficiary is as named in the IRA Account application unless changed in accord with the terms of this contract. All death benefits prodded by this contract will be divided equally among the surviving
            Beneficiaries, unless the Participant-Owner directs otherwise.

            Unless the Participant-Owner directs otherwise, the interest of a Beneficiary who dies before the Participant-Owner will pass to any surviving Beneficiaries in proportion to their share in the proceeds. If there is no surviving Beneficiary, the deceased Beneficiary's interest will pass to the estate of the Participant-Owner.

            A Participant-Owner may declare the choice of any Beneficiary to be irrevocable.

2.03 Change of Beneficiary. A Participant-Owner may change any Beneficiary, except an irrevocable one, any time while his IRA Account is in force. Such change may be made only by Written Request. When the Company receives the request, the change will take place as of the date it was signed, even if the Participant-Owner is not living on the date the Company receives the request. Any rights created by the change will be subject to any payment made or action taken by the Company before the change was recorded.

                                    PART III

                                  CONTRIBUTIONS

3.01 Initial Contributions. Establishment of IRA Accounts. A Participant-Owner who receives a distribution from a qualified retirement plan sponsored or maintained by the Policyholder which is eligible for rollover treatment (as described in Code Section 402(a)(5), 402(a)(6) or 403(a)(4)) may establish an IRA Account by making a contribution under this contract in an amount not to exceed the taxable portion of such distribution. Provided, that for a rollover IRA Account to be established the initial contribution must be at least $3,500 (or such smaller amount as meets the Company's then current minimum requirement for the initial contribution).

            A Participant-Owner who has established an IRA Account by means of a rollover contribution as described above may establish an additional IRA Account for his spouse. Such spousal IRA shall be established and maintained in accordance with Code Sections 219(c) and 408(b). If a spousal IRA Account is established, the spouse shall be treated as a Participant-Owner for purposes of this contract.

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            Unless a Participant-Owner requests otherwise in writing, separate
            IRA Accounts shall be maintained for (1) rollover contributions and
            (2) annual deductible and non-deductible contributions made by the Participant-Owner.

3.02 Additional Contributions. After an IRA Account has been established, and while the IRA Account is in force, a Participant-Owner may make additional contributions, as described below:

            (a) No additional contribution of less than $1,000 (or such smaller amount as meets the Company's then minimum contribution requirement) will be accepted by the Company.

            (b) Except for additional rollover contributions or spousal IRA contributions described in (c) and (d) below, for any taxable year of the Participant-Owner, the Participant-Owner may make deductible or nondeductible contributions that, in total, do not exceed the lesser of $2,000 or 100% of the Participant-Owner's Compensation for the taxable year. "Compensation" means compensation as defined in Code Section 219(f) and Regulations thereunder. Compensation includes income from employment, fees and net earnings from self-employment and alimony but does not include such items as investment income, rent or royalties.

            (c) A Participant-Owner may make an additional rollover contribution as defined in Code Section 402(a)(5), 402(a)(6), 402(a)(7), 403(a)(4), 403(b)(8), or 408(d)(3).

            (d) If a spousal IRA Account has been established, for any taxable year a Participant-Owner may contribute up to $2,250 in total to his and his spousal IRA Accounts; provided, however, that except for additional rollover contributions described in (c) above, a maximum contribution of $2,000 may be made to any one IRA Account for a taxable year.

3.03 Contribution Requirements. All contributions are payable at the Company's Home Office. The initial contribution will be credited to an IRA Account as of the date that both the properly completed application for the IRA Account and the initial payment are received by the Company at its Home Office. If the application is incomplete, or does not specify how payments are to be allocated, the initial contribution will be returned within five business days. After an IRA Account has been established, additional payments intended to be allocated to the General Account must be received by the Company no later than 1:00 p.m. Eastern time in order to be credited to an IRA Account on the date of receipt. Additional payments received after that time intended to be allocated to the General Account will be credited to the IRA Account the next business day. Additional payments intended to be allocated to a Separate Account

            Sub-Account will be credited to an IRA Account at the unit value computed as of the Valuation Date that the payment is received at the Company's Home Office.

            Each contribution shall be accompanied by a form provided by or satisfactory to the Company which shall indicate the type of contribution being made, the taxable year for which the contribution is intended (if applicable) and investment allocation instructions.

            Contributions described in Section 3.02(b) or (d) must be received by the Company by April 15 of the year immediately following the calendar year to which the contributions are attributable.

3.04 Net Contributions. Each Net Contribution is equal to the gross contribution received by the Company less the amount of any premium tax which must be paid by the Company as a result of the payment being credited to an IRA Account.

            Net Contributions will be allocated to the General Account or applied to purchase Separate Account Accumulation Units, as directed by the Participant-Owner. In the case of an allocation to a Separate Account Sub-Account, the number of Accumulation Units to be credited to an IRA Account will be determined as provided in Section 5.01.

3.05 Net Contribution Allocations. Net Contributions will be allocated on a percentage basis among the General Account and/or the Separate Account Sub-Accounts as specified in writing by the Participant-Owner; provided, however, that if a Net Contribution is to be allocated between two or more Sub-Accounts, at least $500 must be allocated to each Account. If the percentage allocation elected by the Participant-Owner would result in an allocation of less than $500 to any one Sub-Account, the Company reserves the right to allocate such amount in accordance with Company rules and procedures.

            By Written Request, at any time the Participant-Owner may change the allocation of future Net Contributions.

                                     PART IV

                            GENERAL ACCOUNT INTEREST

4.01 Crediting of Interest. Interest will be credited daily to Net Contributions allocated to each General Account Sub-Account. Interest will be credited from the Valuation Date the Net Contribution is credited to the Sub-Account to the Valuation Date preceding the date the Net Contribution is distributed from the Sub-Account. Interest will be calculated on a simple interest method, based on the ending daily balances in the Sub-Account, with interest compounded annually.

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4.02        Establishment of Sub-Accounts: Interest Rates. Sub-Accounts will be established on the first day of each calendar month for Net Contributions to be allocated to the General Account during the month. The interest guarantee or guarantees applicable to Net Contributions to be allocated during a month will be determined in advance by the Company and will apply for the deposit period and thereafter until the Sub-Account maturity date. Until changed by the Company, Sub-Account maturity dates will occur three years following the last day of the deposit period (i.e., the last day of the calendar month. All Sub-Account effective dates, deposit periods, interest guarantees and maturity dates will be specified by the Company at least 30 days prior to the Sub-Account effective date. Although the Company currently intends to follow the rules outlined above, the Company reserves the right to change prospectively the frequency of Sub-Account effective dates, to change the length of deposit periods and to change the period of interest guarantees. Provided, that the interest rate applicable to Net Contributions allocated to the General Account will be guaranteed for a period of at least one year and in no event will such interest rate be less than an interest rate of 4 1/2% compounded annually for the first five years; 4% compounded annually for the next five years; and 3 1/2% compounded annually thereafter.

4.03 Application of Accumulated Values on Sub-Account Maturities. At least 30 days prior to the maturity date of a General Account Sub-Account, the Company will notify affected Participant-Owners in writing of the interest guarantee and new maturity date that will be established for Sub-Account Accumulated Values upon the Sub-Account maturity date. Unless a Participant-Owner directs otherwise, IRA Account amounts allocated to a matured Sub-Account will be allocated to the General Account Sub-Account effective on the day following the Sub-Account maturity date. Any such direction must be in writing and must be received by the Company at least 5 business days prior to the Sub-Account maturity date.

                                     PART V

                          SEPARATE ACCOUNT UNIT VALUES

5.01 Accumulation Unit Values. Accumulation Units will be credited to IRA Accounts for benefits funded by a Separate Account Sub-Account. The number of Accumulation Units to be credited to an IRA Account at the time any Net Contribution is to be allocated will be equal to the portion of the Net Contribution to be allocated, as specified by the Participant-Owner, divided by the dollar value of the applicable Sub-Account Accumulation Unit as of the Valuation Date such payment is allocated.

            The dollar value of a Sub-Account Accumulation Unit as of any Valuation Date will be determined by multiplying the dollar value of such Accumulation Unit as of the immediately preceding Valuation Date by the Net Investment Factor for the Valuation Period at the end of which the Accumulation Unit value is being determined.

            On any Valuation Date prior to the Annuity Date, the Accumulated Value of the portion of an IRA Account allocated to a Separate Account Sub-Account will be the sum of the value of all such Sub-Account Accumulation Units then credited to the IRA Account.

5.02 Adjusted Gross Investment Rate. The Adjusted Gross Investment Rate of a Separate Account Sub-Account for any Valuation Period is equal to:

            (a)   (i)   the investment income of such Sub-Account for the
                        Valuation Period, plus capital gains and minus capital losses of such Sub-Account for the Valuation Period, whether realized or unrealized; minus

                  (ii) an amount for capital gains taxes and any other taxes based on income of, assets in, or the existence of such Sub-Account, whichever may be applicable; divided by

            (b) the amount of such Sub-Account's assets at the beginning of the Valuation Period.

            The Adjusted Gross Investment Rate may be positive or negative.

5.03 Net Investment Rate and Net Investment Factor. The Net Investment Rate of a Separate Account Sub-Account for any Valuation Period shall be equal to the Sub-Account Adjusted Gross Investment Rate for such Valuation Period decreased by (a) a factor equivalent to .0090 per annum for mortality and expense risks and (b) a factor equivalent to .0025 per annum for administrative charges associated with the Sub-Account. Such factors may be increased or decreased by the Board of Directors of the Company, but in no event shall they exceed the maximum stated in the Guarantees provision.

            The Net Investment Factor of a Separate Account Sub-Account is
            1.000000 plus the Sub-Account Net Investment Rate.

                                     PART VI

6.01        IRA Account Transfers. Prior to the Annuity Date, a
            Participant-Owner may request in writing that:

            (a) all or a portion of his IRA Account allocated to the General Account be transferred to one or more Separate Account Sub-Account(s);

            (b) all or a portion of his IRA Account allocated to a Separate Account Sub-Account be transferred to the General Account; or

            (c) all or a portion of his IRA Account allocated to one Separate Account Sub-Account be transferred to one or more other Separate Account Sub-Account(s).

6.02 Transfer Date. Subject to the restrictions described herein, all transfers shall be made on the Valuation Date coincident with, or next following, the date a Written Request for such transfer is received by the Company.

6.03 Transfer Restrictions. Transfers from a General Account Sub-Account may be made without restriction on the Sub-Account maturity date. During each calendar year a Participant-Owner may make up to four additional transfers .Such transfers ma be made from Separate Account Sub-Accounts or from General Account Sub-Accounts prior to their maturity date. Provided, that the maximum dollar amount that may be transferred during a calendar year from General Account Sub-Accounts prior to their maturity date is 20% of the value on the preceding December 31 of the portion of the Participant-Owner's IRA Account Accumulated Value that was allocated to the General Account. Transfers from non-matured General Account Sub-Accounts will be on a LIFO (Last-in-First-out) basis (i.e., transfers will be first made from the most recently established Sub-Account).

            Transfers from General Account and Separate Account Sub-Accounts must be in a minimum amount of $500, or the entire portion of the Participant-Owner's IRA Account allocated to the Sub-Account, if less.

6.04 Minimum Balances. If a transfer would reduce the value of the portion of a Participant-Owner's IRA Account allocated to a General Account or Separate Account Sub-Account to less than $1,000, the Company reserves the right to include the remaining value allocated to the Sub-Account in the total to be transferred.

                                    PART VII

                    IRA ACCOUNT FEES AND CONTRACT GUARANTEES

7.01 IRA Account Fees. While an IRA Account is in force and prior to the Annuity Date, the Company will deduct an annual IRA Account fee. The amount of the fee will be $25. This fee will be deducted on the last Valuation Date of the month in which occurs the anniversary date of the establishment of the IRA Account and also on the date the IRA Account is surrendered. The fee will be deducted pro rata from each General Account and Separate Account Sub-Account to which IRA Account Net Contributions are currently allocated. Provided, however, that the fee will be reduced or eliminated, as necessary, to the extent its full deduction would result in amounts allocated to a General Account Sub-Account being credited with interest at a rate lower than the minimum rate specified in Section 4.02.

7.02 Contract Guarantees. Except to the extent the contract may be amended in accordance with Section 11.02, the Company makes the following guarantees for IRA Accounts established under this contract:

            (a) The factors deducted from the Adjusted Gross Investment Rate of a Separate Account Sub-Account to obtain its Net Investment Rate will not exceed the equivalent of (i) .90% per annum for mortality and expense risks and (ii) .25% per annum for administrative charges.

            (b) The IRA Account Fee and Surrender Charge will not exceed the amount specified in this contract.

            (c) The interest rate for Net Contributions allocated to the General Account will be guaranteed for at least one year and will never be at a rate less than the applicable minimum rate specified in Section 4.02.

            The Company assumes the risk that actual mortality experience and expenses may exceed the maximum charges made to cover such mortality and expenses. If actual mortality experience and expenses exceed the amounts provided for such costs, the Company will absorb the resultant losses. If actual mortality experience and expenses are less than the amounts provided for such costs, the difference will be a profit to the Company.

                                    PART VIII

                 IRA ACCOUNT SURRENDERS AND PARTIAL REDEMPTIONS

8.01 IRA Account Surrender Privilege. At any time prior to the Annuity Date, a Participant-Owner may, by Written Request, surrender his IRA Account for its Surrender Value. The Surrender Value will be based on the Accumulated Value of the IRA Account on the Valuation Date coincident with or next following the date the Company receives the Written Request. When surrendered, an IRA Account is terminated. After termination, the Company will have no further liability for the IRA Account.

            The Surrender Value for the portion of an IRA Account allocated to a Separate Account shall be paid within 7 days (plus any period of extension under applicable laws, rules and regulations governing the redemption of variable annuities) from the date of receipt of such Written Request.

            The Surrender Value for the portion of an IRA Account allocated to the General Account shall norm be aid within 7 days from the date of receipt of such Written Request; however, the Company may defer payment for up to 6 months from the date when the Written Request is received. If payment of amounts allocated to the General Account is deferred for 30 days or more, the amount payable will draw interest at a rate of not less than 3 1/2% per year.

8.02 IRA Account Partial Redemption Privilege. A Participant-Owner may, by Written Request, redeem a part of the Accumulated Value of his IRA Account, subject to the terms of this provision. This privilege may be exercised before the Annuity Date and before the Participant-Owner's death.

            The amount of each Partial Redemption must be at least $500. No Partial Redemption will be permitted if less than $1,000 would remain credited to the IRA Account after payment of the amount requested to be redeemed and deduction of any applicable charge.

            The Written Request must indicate the dollar amount to be paid and, in the case of a redemption from a Separate Account, the type of Accumulation Units to be canceled. Partial Redemptions from the General Account will be on a LIFO (Last-In-First-Out) basis (i.e., redemptions shall first be made from the most recently established General Account Sub-Account). If a Partial Redemption is requested, the dollar amount of the request will be paid to the Participant-Owner. In addition, the amount of any applicable Redemption Charge will be deducted from the Accumulated Value. The time limits of the Surrender Privilege Provision will apply to Partial Redemptions.

8.03 Life Expectancy Distribution Benefit Redemptions. To the extent permitted under Company rules, for each calendar year life expectancy distributions (LED) may made to Participant-Owners and their Beneficiaries. If the LED amount distributed from an IRA Account during the calendar year does not exceed the minimum amount required to be distributed to satisfy the requirements of Code
            Section 401(a)(9), as determined by the an under its current life expectancy distribution rules, such amount shall not be subject to any redemption charge. Additional amounts withdrawn pursuant to an LED election may also be withdrawn without charge; provided, however, that amounts withdrawn during a calendar year from the General Account on other than a Sub-Account maturity date pursuant to an LED election shall be subject to the redemption charge described in Section 8.04 to the extent that the aggregate amount of such withdrawals made during the calendar year exceeds the greater of (1) the minimum required to be paid to satisfy the requirements of Code Section 401(a)(9), as determined in accordance with the Company's life expectancy distribution rules, or (2) 20% of the portion of the IRA Account Accumulated Value allocated to the General Account on the preceding December 31.

8.04 IRA Account Surrender and Redemption Charge. Except for LED distributions described in Section 8.03, if a Participant-Owner surrenders his IRA Account or makes a Partial Redemption, a charge of 4% will be made on the amount withdrawn from a General Account Sub-Account on other than its maturity date. Provided, that the total charges for Partial Redemptions and Surrender will not exceed 8% of the gross contributions allocated to the IRA Account.

8.05 Company's Right to Terminate. If no contributions have been credited to an IRA Account for a period of three years, the Company reserves the right to terminate the IRA Account for its remaining Accumulated Value at any time its Accumulated Value is less than $1,000.

                                     PART IX

                                 DEATH BENEFITS

9.01 Benefit Upon Death of Participant-Owner. If a Participant-Owner dies prior to the Annuity Date while his IRA Account is in force, the Company will pay a death benefit equal to the Accumulated Value of the IRA Account as of the Valuation Date coincident with or next following the date of receipt by the Company at its Home Office of due proof of the Participant-Owner's death.

            Unless the Participant-Owner has chosen a Death Benefit Annuity in accordance with Section 10.03, if the Participant-Owner dies prior to the Annuity Date, the death benefit will be paid to the Participant-Owner's Beneficiary in one sum. Payment will be made within 7 days of the date on which due proof of death is received at the Company's Home Office.

            However, at the Written Request of the Beneficiary, the death benefit may be used to provide an annuity for the Beneficiary. Such an annuity will be provided in accordance with the Annuity Options provisions of this contract.

            If a Participant-Owner dies on or after the Annuity Date and before all guaranteed annuity payments have been made, any remaining payments will be made to the Participant-Owner's Beneficiary. If there is more than one Beneficiary, the death benefit will be paid in one sum. This sum will be the commuted value of any unpaid payments certain, commuted as of the Valuation Date coincident with or next following the date of receipt by the Company at its Home Office of due proof of death. Such commuted value will be computed on the basis of the interest rate used in the determination of the annuity benefit.

9.02 Additional Option for Spouse Beneficiary. If a Participant-Owner dies prior to the Annuity Date while his IRA Account is in force leaving his spouse as Beneficiary, at the Written Request of the spouse Beneficiary, and with the consent of the Company:

            (a) the death benefit will not be paid on the Participant-Owner's death; however, all or a portion of the death benefit may be withdrawn without charge within one year of the date on which notice of death is received at the Company's Home Office;

            (b) the spouse will become Owner of the Participant-Owner's IRA Account; and

            (c) as Owner, the spouse will be entitled to all rights and benefits provided to Participant-Owners under this contract.

                                     PART X

                                 ANNUITY OPTIONS

10.01 Annuity Benefit. A Participant-Owner may choose the form of annuity benefit to commence on the Participant-Owner's Annuity Date. The benefit will be limited to the Annuity Options set forth below, and any other option offered by the Company for this class of contracts.

            If the Participant-Owner does not choose an option, Option I will apply.

            Each Participant-Owner's Certificate will be endorsed on the Annuity Date. The endorsement will set forth the annuity benefits payable to the Participant-Owner.

10.02 Funding of Annuity Options. All Annuity Options are funded through the General Account.

10.03 Death Benefit Annuity. A Participant-Owner may direct that all or part of any death benefit payable before the Annuity Date be paid to the Beneficiary under one or more of the Annuity Options provided in this contract.

            If a Participant-Owner dies before the Annuity Date without specifying an Annuity Option for the Beneficiary, the Beneficiary may choose an option.

            A corporate or fiduciary Beneficiary may choose only Option V.

10.04 Proof of Age and Survival of Payee. Proof of the payee's date of birth is a condition precedent to payment of any annuity benefits under this contract. The proof must be satisfactory to the Company, and must be received at its Home Office.

            The Company may require evidence that a payee is living. Such evidence must be satisfactory to the Company and may be required before any annuity payment is made under this contract.

10.05 Minimum Payments. Every Annuity Option must be paid on a monthly basis. The initial monthly payment must be at least $50. If the chosen option produces an initial monthly payment of less than $50, the Surrender Value or death benefit will be paid in one sum. A single payment of the Surrender Value will be made to the Participant-Owner. A single payment of the death benefit will be made to the Beneficiary.

10.06 Payment Period. Annuity payments to any payee shall cease with the last payment due prior to the date of death of such payee (or surviving payee in the case of joint payees) or with the later completion of all guaranteed payments, as the case may be.

10.07 Annuity Value. The Annuity Value to be applied under an Annuity Option will be the amount described below, less any premium taxes payable by the Company as a result of the Annuity Option selection:

            (a) If Option V is chosen at any time - the Surrender Value.

            (b) If Option I, II, III, IV-A, IV-B, or any other Option offered by the Company involving a life contingency is chosen - the Accumulated Value.

            (c) If a death benefit annuity is payable at any time - the Accumulated Value.

            The amount applied under an Annuity Option will be based on the IRA Account Accumulated Value on a Valuation Date not more than four weeks (uniformly applied) preceding the Annuity Date.

10.08 Monthly Payments. The amount of the first payment under Options I through III will be determined on the basis of:

            (a)   the age nearest birthday of the payee on the Annuity Date;
                  and

            (b)   the Annuity Value applied under the Option.

            The amount of the first monthly payment under Options IV-A and IV-B will be determined on the basis of:

            (a)   the ages nearest birthday of the payees on the Annuity Date;
                  and

            (b)   the Annuity Value applied under the Option.

            The amount of the first payment under Option V will be based on the number of years certain selected and the Annuity Value applied.

            The amount of each subsequent payment under Options I, II, III, IVA, IVB and V will be in the same amount as the first payment; except that under Option IVB, after the death of the first payee, the amount of each payment to the surviving payee shall be 2/3rds of the amount of the first payment.

10.09 Annuity Purchase Rates. The first payment under an Annuity Option for each $1,000 of Annuity Value applied will be the greater of:

            (a) the rate per $1,000 of Annuity Value applied specified in the Company's published Non-Guaranteed Current Annuity Option rates applicable to this class of contracts; or

            (b) the rate set forth in Part XII of the contract for the applicable Annuity Option.

            The premium rates set forth in Part XII for annuities involving a life contingency are equal to 102% of the premium rates calculated using the 1983 Group Annuity Mortality Table with Projection H (ages set back four years) assuming calendar year of birth of 1930, and with interest at 5% per annum.

            The premium rates set forth in Part XII for Option V are equal to 102% of the premium rates calculated using 5% interest per annum if the period certain is for 10 years or longer; 4% if the period certain is at least 5 years but less than 10 years; and 3% if the period certain is less than 5 years.

10.11       Brief Description of Annuity Options.

            OPTION I - LIFE ANNUITY WITH 120 MONTHLY PAYMENTS
            GUARANTEED

            Monthly payments during the life of the payee. If the payee dies before 120 payments have been made, the monthly payments will continue to the Beneficiary until a total of 120 payments have been made.

            OPTION II- LIFE ANNUITY

            Monthly payments during the life of the payee.

            OPTION III - UNIT REFUND LIFE ANNUITY

            Monthly payments during the life of the payee. If the payee dies, the monthly payments will be continued to the Beneficiary if (a) exceeds (b) below.

            (a) the dollar amount of the Annuity Value applied under this option, divided by the first monthly payment.

            (b) the number of monthly payments made under this option before the death of the payee.

            If (a) exceeds (b), the monthly payments will continue until the total number of payments equals the number determined in (a).

            OPTION IV-A - JOINT AND SURVIVOR LIFE ANNUITY

            Monthly payments jointly to two payees during their joint lives. One of the payees must be the Participant-Owner. If this option is chosen after the Participant-Owner dies, one of the payees must be the Beneficiary. The payments will continue during the life of the survivor. The monthly payment to the survivor will be the same amount which was paid during the joint lives of the two payees.

            OPTION IV-B - JOINT AND TWO-THIRDS SURVIVOR LIFE ANNUITY

            Monthly payments jointly to two payees during their joint lives. One of the payees must be the Participant-Owner. If this option is chosen after the Participant-Owner dies, one of the payees must be the Beneficiary. The payments will continue during the life of the survivor. The monthly payment to the survivor will be 2/3rds of the amount which was paid during the joint lives of the two payees.

            OPTION V - ANNUITY CERTAIN

            Monthly payments for a number of years. The number of years selected may be from 1 to 30.

                                     PART XI

                               GENERAL PROVISIONS

11.01 Entire Contract. This contract and the application of the Policyholder, if any, a copy of which is attached to and made a part of this contract, and the individual IRA Account applications of the Participant-Owners constitute the entire contract between the parties. All statements made by the Policyholder or by the Participant-Owners shall be deemed representations and not warranties and no such statement shall be used in any contest unless it is contained in a written signed application nor, if such statement was made by a Participant-Owner, unless a copy of the application containing such statement is, or has been, furnished to such Participant-Owner or to his Beneficiary.

            Only the President or a Vice President of the Company has power to amend this contract, and no amendment will be effective unless it is in writing.

11.02 Contract Amendments. The Company may amend the provisions of the contract with advance written notice of 90 days to the Policyholder and affected Participant-Owners. Provided, however, that no amendment will affect:

            (a) the amount or terms of any annuity purchased prior to the effective date of the amendment; or

            (b) the interest credited to or guaranteed with respect to a General Account Sub-Account prior to the maturity date of such Sub-Account.

            Any amendment to the guarantees provided in Section 7.02 shall apply only to IRA Accounts established under the contract after the amendment effective date.

            Amendments made by the Company to this contract shall be consistent with amendments made by the Company under all contracts of this class.

            The consent of any Participant-Owner or Beneficiary will not be required for any amendment to this contract.

            Notwithstanding the foregoing, the Company may amend the contract and any Certificate issued thereunder at any time without the consent of any person to comply with applicable federal and state laws, regulations and rulings. Such amendments will be effective as required.

11.03 Right to Revoke IRA Account. A Participant-Owner may revoke his IRA Account at any time between the date of his Account application and the date 10 days after receipt of his Certificate and receive a refund of the greater of (1) his entire contribution; or (2) the IRA Account Accumulated Value plus any amounts deducted from the Account or by SMA

            Investment Trust for taxes, charges or fees. If a Participant-Owner has elected that all or a portion of his initial contribution be allocated to a Separate Account, the Company will not make such Separate Account Allocation until the Valuation Date that is 15 days from the date the IRA Account is established. During such 15-day period such portion of the initial contribution shall be allocated to the Money Market Sub-Account. At the end of the 15-day period, such portion, plus earnings, will be transferred to the appropriate Separate Account Sub-Account.

            In order to revoke an IRA Account, the Participant-Owner must mail or deliver the Certificate (if it has already been received) to the Home Office of the Company or to any local agency of the Company. Mailing or delivery must occur on or before 10 days after receipt of the Certificate for revocation to be effective.

11.04 Incontestability. This contract will be incontestable after one year from its date of issue. No statement made by any Participant-Owner shall be used in contesting the validity of his IRA Account after such Account has been in force prior to contest for a period of one year nor unless it is in a written application signed by him.

11.05 Non-Assignability. This contract may not be assigned without the written consent of the Company.

11.06 Protection of Proceeds. To the extent permitted by law, no payment due or to become due a person under this contract or under any Certificate issued hereunder may be assigned, nor shall any such payment be subject to any creditor's claims.

11.07 Misstatement of Age. If a payee's age is misstated, the Company will adjust all benefits under this contract to those that the Annuity Value applied would have purchased at the correct age. Any underpayments already made by the Company will be made up immediately. Any overpayments made by the Company will be charged against the benefits due after the adjustment.

11.08 Optional Annuity Date. A Participant-Owner may elect to change the Annuity Date to an Optional Annuity Date. The Optional Annuity Date may be changed at any time upon request. The Optional Annuity Date must be the first day of any month:

            (a)   before the Participant-Owner's 85th birthday; and

            (b)   on or after the Participant-Owner's 50th birthday.

            Any election to change the Annuity Date must be made by Written Request.

            The Written Request must be received at the Company's Home Office at least one month before the Annuity Date.

11.09 Reports. The Company will furnish a report to each Participant-Owner containing:

            (a) a statement of the Accumulated Value of the portion of his IRA Account allocated to the General Account;

            (b) a statement of the number of Separate Account Accumulation Units allocated to his IRA Account;

            (c)   the value of each Separate Account Accumulation Unit; and

            (d) such other information as may be required by applicable laws, rules and regulations.

            This information shall be furnished when required by applicable laws, rules and regulations.

11.10 Addition, Deletion, or Substitution of Separate Account Investments. The Company reserves the right, subject to compliance with applicable law, to make additions to, deletions from, or substitutions for the shares of a Fund if the shares of a Fund are no longer available for investment or if, in the Company's judgment, further investment in any eligible Fund should become inappropriate in view of the purposes of the Sub-Accounts.

            The Company will not substitute any shares attributable to a Participant-Owner's interest in a Separate Account Sub-Account without notice to the Participant-Owner and any prior approval of the Securities and Exchange Commission required by the Investment Company Act of 1940. This shall not prevent the Separate Account from purchasing other securities for other series or classes of contracts, or from permitting a conversion between series or classes of policies or contracts on the basis of requests made by owners.

            The Company reserves the right to establish additional Separate Account Sub-Accounts and to make such Sub-Accounts available to any class or series of policies or contracts as the Company deems appropriate. Each new Sub-Account would invest in a new investment company or in shares of another open-end investment company. Subject to obtaining any required approvals or any consents required by applicable law, the Company also reserves the right to eliminate or combine existing Separate Account Sub-Accounts and to transfer the assets of one or more Separate Account Sub-Accounts to any other Separate Account Sub-Accounts.

            In the event of any substitution or change, the Company may, by appropriate endorsement, make such changes in this and other policies as may be necessary or appropriate to reflect the substitution or change. If the Company considers it to be in the best interests of contractholders, the Separate Account or any Separate Account Sub-Account(s) may be operated as a management company under the Investment Company Act of 1940, or it may be deregistered under that Act in the event registration is no longer required, or it may be combined with other separate accounts of the Company.

11.11 Change of Name. Subject to compliance with applicable law, the Company reserves the right to change the names of the Separate Account or the Separate Account Sub-Accounts.

11.12 Federal Tax Considerations. The Company intends to make a charge for any effect which the income, assets or existence of the Separate Account may have upon its tax. The Separate Account presently is not subject to tax, but the Company reserves the right to assess a charge for taxes if the Separate Account at any time becomes subject to tax.

11.13 Splitting of Units. The Company reserves the right to split the value of an Accumulation Unit, if such action is deemed to be in the best interest of the Participant-Owners and the Company. In effecting any such split of unit value, strict equity will be preserved and such split will have no material effect upon the benefits, provisions or investment return of this contract or upon the Participant-Owner, any Beneficiary, or the Company. A split may be effected either to increase or decrease the number of units.

11.14 Insulation of Separate Accounts. The investment performance of the assets of a Separate Account is determined separately from the other assets of the Company. The assets of a Separate Account equal to the reserves and other contract liabilities with respect to such Account shall not be chargeable with liabilities arising out of any other business which the Company may conduct.

11.15 Meaning of Words used in Contract. Whenever any words are used herein in the masculine gender, they shall be construed as though they were used in the feminine or neuter gender in all cases where they would so apply. Whenever any words are used herein in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply.

11.16 Separate Account Voting Rights. Each Participant-Owner is entitled to vote at meetings of contract owners of those Separate Account Sub-Accounts to which the Participant-Owner currently has allocated a portion of his IRA Account Accumulated Value. The number of votes which a Participant-Owner may cast shall be determined by dividing the dollar value of the Accumulation Units of the Sub-Account by the net asset value of one Fund share.

            Proper written notice of such meetings as required by law, shall be given to each Participant-Owner.

            Participant-Owners entitled to vote and the number of votes which each may cast shall be determined as of a record date within ninety days of the date of the meeting. To be entitled to vote, a Participant-Owner must be a Participant-Owner on both the record date as of which the number of votes is determined and the date of the meeting. In determining the number of votes a person may cast, fractional votes shall be disregarded.

11.17 Policyholder's Participation in Divisible Surplus. While this Contract remains in force, the Company will annually ascertain and credit to each IRA Account any divisible surplus allocable to such Account. Annuities purchased under this contract are non-participating.

                                    Part XII

==============================Annuity Option Tables============================

             Showing Amount of First Monthly Annuity Benefit Payment
                    For Each $1,000 of Annuity Value Applied

-------------------------------------------------------------------------------
          Age
        Nearest
        Birthday           OPTION I        OPTION II        OPTION III
-------------------------------------------------------------------------------
                         Life Annuity
                       with 120 Monthly                    Unit Refund
                           Payments          Life             Life
                          Guaranteed        Annuity          Annuity
                      ---------------------------------------------------------
            50             $ 5.06           $ 5.10           $ 5.00

            51               5.11             5.16             5.05
            52               5.17             5.22             5.10
            53               5.23             5.29             5.16
            54               5.29             5.36             5.22
            55               5.36             5.43             5.28

            56               5.43             5.50             5.34
            57               5.50             5.58             5.41
            58               5.58             5.67             5.49
            59               5.66             5.76             5.56
            60               5.74             5.85             5.64

            61               5.83             5.96             5.72
            62               5.93             6.07             5.80
            63               6.03             6.18             5.92
            64               6.13             6.31             6.01
            65               6.24             6.44             6.11

            66               6.36             6.59             6.21
            67               6.48             6.74             6.36
            68               6.60             6.91             6.47
            69               6.73             7.09             6.59
            70               6.87             7.28             6.71

            71               7.01             7.48             6.91
            72               7.15             7.69             7.05
            73               7.30             7.91             7.19
            74               7.46             8.15             7.33
            75               7.61             8.41             7.59

-------------------------------------------------------------------------------

========================Annuity Option Tables (Continued)======================

Showing Amount of First Monthly Annuity Benefit Payment For Each $1,000 of
                              Annuity Value Applied

-------------------------------------------------------------------------------
                                   OPTION IV-A
                               Joint and Survivor
                                  Life Annuity
                                   Older Age

         ----------------------------------------------------------------------
              50        55        60        65        70       75         80
-------------------------------------------------------------------------------
Y    50    $ 4.65    $ 4.73    $ 4.82    $ 4.89    $ 4.95   $ 5.00     $ 5.03
0
U    55                4.85      4.97      5.08      5.18     5.25       5.31
N
G    60                          5.13      5.29      5.44     5.57       5.66
E
R    65                                    5.52      5.74     5.94       6.10

A    70                                              6.06     6.36       6.64
G
E    75                                                       6.81       7.24

     80                                                                  7.87
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                   OPTION IV-B
                          Joint and Two Thirds Survivor
                                  Life Annuity
                                    Older Age

         ----------------------------------------------------------------------
              50        55        60        65        70       75        80
-------------------------------------------------------------------------------
Y    50    $ 4.94    $ 5.07    $ 5.22    $ 5.40    $ 5.60   $ 5.82    $ 6.06
0
U    55                5.22      5.39      5.59      5.83     6.08      6.35
N
G    60                          5.59      5.83      6.10     6.39      6.70
E
R    65                                    6.10      6.43     6.78      7.16

A    70                                              6.82     7.25      7.73
G
E    75                                                       7.80      8.40

     80                                                                 9.17
-------------------------------------------------------------------------------

========================Annuity Option Tables (Continued)======================

   Showing Amount of First Monthly Annuity Benefit Payment For Each $1,000 of
                              Annuity Value Applied

              ------------------------------------------------------
                                    OPTION V
              ------------------------------------------------------
                                                  Annuity Certain
                  Number of                       for a specified
                Years Certain                     Number of Years
              ------------------------------------------------------
                      1                              $ 82.78
                      2                                42.00
                      3                                28.41
                      4                                21.62
                      5                                17.96

                      6                                15.25
                      7                                13.32
                      8                                11.87
                      9                                10.75
                     10                                10.30

                     11                                 9.57
                     12                                 8.97
                     13                                 8.47
                     14                                 8.03
                     15                                 7.66

                     16                                 7.34
                     17                                 7.05
                     18                                 6.80
                     19                                 6.58
                     20                                 6.38

                     21                                 6.20
                     22                                 6.04
                     23                                 5.90
                     24                                 5.76
                     25                                 5.64

                     26                                 5.53
                     27                                 5.43
                     28                                 5.34
                     29                                 5.25
                     30                                 5.17
              ------------------------------------------------------

                                                                  Draft 4/13/92


                           (herein called the Company)

      HEREBY CERTIFIES that the retirement annuity and other benefits described herein will be provided for the Participant-Owner and his Beneficiary, in accordance with and subject to the conditions and provisions of the Company's Group Annuity Contract No. GA-1234.
                           -------

Participant-Owner: John A. Doe
                   -----------

Annuity Date: First Day of  March , 2006
                           --------------
                           (month) (year)

Certificate Number: 001-620
                    -------

Date of Participation: May 1, 1992
                       -----------

      The provisions described on the subsequent pages of this Certificate are made a part of this Certificate. This Certificate does not modify any of the provisions of the Contract either in its present form or as later amended.

      RIGHT TO REVOKE IRA ACCOUNT: The Participant-Owner may revoke his IRA Account established under the contract at any time between the date of his Account application and the date 10 days after receipt of this Certificate and receive a refund of the greater of (1) his entire contribution; or (2) his IRA Account Accumulated Value plus any amounts deducted from the Account or by SMA Investment Trust for taxes, charges or fees. If the Owner has elected that all or a portion of his initial contribution be allocated to a Separate Account, the Company will not make such Separate Account allocation until the Valuation Date that is 15 days from the date his IRA Account is established. During such 15-day period such portion of the initial contribution shall be allocated to the Money Market Sub-Account. At the end of the 15-day period, such portion, plus earnings, will be transferred to the appropriate Separate Account Sub-Account.

      In order to revoke an IRA Account, the Participant-Owner must mail or deliver this Certificate (if it has already been received) to the Home Office of the Company or to any local agency of the Company. Mailing or delivery must occur on or before 10 days after receipt of the Certificate for revocation to be effective.


PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.


          |S| Richard J. Baker        |S| John F. O'Brien
               Secretary                   President


GAC-IRA-2.00-92

                                 (Endorsements)

                              (Back of Cover Page)

                                TABLE OF CONTENTS
                                -----------------

                                                                           Page

Part I    - Definitions ....................................................  1
Part II   - IRA Accounts and Beneficiaries .................................  3
Part III  - Contributions ..................................................  4
Part IV   - General Account Interest .......................................  6
Part V    - Separate Account Unit Values ...................................  7
Part VI   - IRA Account Transfers ..........................................  8
Part VII  - IRA Account Fees and Contract Guarantees .......................  9
Part VIII - IRA Account Surrenders and Partial Redemptions ................. 10
Part IX   - Death Benefits ................................................. 11
Part X    - Annuity Options ................................................ 12
Part XI   - General Provisions ............................................. 15
Part XII  - Annuity Option Tables .......................................... 19

                                     PART I

                                   DEFINITIONS

1.01 "Accumulation Unit" means the measure by which the Owner's interest in a Separate Account is determined prior to the Annuity Date.

1.02 "Accumulated Value" means the value of the Owner's IRA Account on any Valuation Date prior to the Annuity Date. The value of an IRA Account on any Valuation Date is equal to the sum of the value of all Accumulation Units plus the value of all General Account accumulations then credited to the IRA Account.

1.03 "Annuity Date" means the date on which annuity payments are to begin. If the Owner does not elect an Optional Annuity Date, annuity payments will begin on the Annuity Date specified on the face page of this Certificate.

1.04 "Beneficiary" means the person or institution designated in writing on a form furnished by or satisfactory to the Company to receive any death benefit payable under the Contract upon the Owner's or other designated person's death.

1.05        "Code" means the Internal Revenue Code of 1986, as amended.

1.06        "Company" means State Mutual Life Assurance Company of America.

1.07 "Funds" means the Growth Fund, Income Appreciation Fund, Money Market Fund, Equity Index Fund and Government Bond Fund of SMA Investment Trust and such other Funds as may be made available by the Company from time to time. Any additional Funds shall be added to this Certificate by an endorsement.

1.08 "General Account" means the investment account established and maintained by the Company for its assets which are not allocated to a Separate Account. All contributions made by the Owner which are allocated to a General Account Sub-Account are part of the Company's General Account.

1.09 "Group Annuity Contract" or "Contract" means the Company's Group Annuity Contract specified on the face page of this Certificate.

1.10 "Home Office" means the Company's office located at 440 Lincoln Street, Worcester, Massachusetts 01605.

1.11 "IRA Account" means the account established under the Contract for the Owner in accordance with Section 408(b) of the Code.

1.12 "Participant-Owner" or "Owner" means the individual specified on the face page hereof.

1.13 "Separate Account" means the Company's Separate Account I and such other of the Company's Separate Accounts that may be offered as an investment choice under the Contract to the Owner from time to time. Any additional Separate Accounts shall be added to this Certificate by an endorsement.

1.14        "Sub-Account" means either a General Account or Separate Account
            Sub-Account.

            General Account Sub-Accounts shall be established from time to time by the Company under the Contract for purposes of crediting interest to Net Contributions allocated to the General Account. Each General Account Sub-Account shall have a stated interest rate guaranteed until a specific maturity date, as described in
            Section 4.02. Interest rates and maturity dates shall be specified by the Company.

            Separate Account Sub-Account means each subdivision of a Separate Account. The assets of each Separate Account Sub-Account are invested exclusively in shares of the corresponding Fund of SMA Investment Trust or other corresponding Fund made available by the Company.

1.15 "Surrender Value" means the Accumulated Value of the IRA Account less any applicable surrender charges (as specified on page 11), and IRA Account fee (as specified on page 9).

1.16 "Valuation Date" means the time as of which the Accumulated Value of the IRA Account is determined. Valuation Dates occur at the close of business on each day on which the New York Stock Exchange is open for trading. The Company reserves the right to change the time which it designates as the Valuation Date. The Company also reserves the right to change the frequency of Valuation Dates.

1.17 "Valuation Period" means the interval between two consecutive Valuation Dates.

1.18 "Written Request" or "Written Notice" means a request or notice in writing satisfactory to the Company and filed at its Home Office.

            With the consent of the Company, IRA Account investment transfers, contribution allocation instructions and other specified transactions that may be made by Written Request may also be made by the Owner by telephone request. A properly completed authorization form must be on file at the Company's Home Office before telephone instructions will be honored.

                                     PART II

                         IRA ACCOUNTS AND BENEFICIARIES

2.01 IRA Accounts. Each IRA Account established under the Contract is intended to be an individual retirement annuity qualified under Code Section 408(b) and Regulations thereunder. Each IRA Account is for the exclusive benefit of the Owner, the Owner's Beneficiary and, in the case of an IRA Account established for an Owner's spouse, such spouse and such spouse's Beneficiary. Each IRA Account established under the Contract shall meet the following requirements:

            (a)   Each Participant-Owner is the owner of his IRA Account.

            (b) Only cash or checks will be accepted as a contribution to an IRA Account.

            (c) Contributions shall be subject to the limitations set forth in Part III.

            (d)   IRA Accounts may not be transferred by the Owner.

            (e) No part of the Owner's interest in his IRA Account can be forfeited.

            (f) An Owner may not make any loans under his IRA Account. An IRA Account cannot be pledged, assigned or otherwise used to secure a loan.

            (g) Payments must be made or commenced not later than the April 1 following the taxable year in which the Owner attains age 70 1/2. Distributions shall be made in accordance with the requirements of Code Section 401(a)(9) and Regulations thereunder.

            (h)   Death benefits must be paid as provided in Part IX.

2.02 IRA Account Beneficiary. Each IRA Account Beneficiary is as named in the IRA Account application unless changed in accord with the terms of the Contract. All death benefits provided under the Contract will be divided equally among the surviving
            Beneficiaries, unless the Owner directs otherwise.

            Unless the Owner directs otherwise, the interest of a Beneficiary who dies before the Owner will pass to any surviving Beneficiaries in proportion to their share in the proceeds. If there is no surviving Beneficiary, the deceased Beneficiary's interest will pass to the estate of the Owner.

            An Owner may declare the choice of any Beneficiary to be irrevocable.

2.03 Change of Beneficiary. The Owner may change any Beneficiary, except an irrevocable one, any time while the IRA Account is in force. Such change may be made only by Written Request. When the Company receives the request, the change will take place as of the date it was signed, even if the Owner is not living on the date the Company receives the request. Any rights created by the change will be subject to any payment made or action taken by the Company before the change was recorded.

                                    PART III

                                  CONTRIBUTIONS

3.01 Initial Contributions, Establishment of IRA Accounts. An employee or former employee of the Policyholder who receives a distribution from a qualified retirement plan maintained by the Policyholder which is eligible for rollover treatment (as described in Code Section 402(a)(5), 402(a)(6) or 403(a)(4)) may establish an IRA Account by making a contribution under the Contract in an amount not to exceed the taxable portion of such distribution. To establish an IRA Account, the initial contribution must be at least $3,500 (or such smaller amount as meets the Company's then current minimum requirement for the initial contribution).

            An Owner may establish an additional IRA Account for his spouse. Such spousal IRA shall be established and maintained in accordance with Code Sections 219(c) and 408(b). If a spousal IRA Account is established, the spouse shall be treated as an Owner for purposes of the Contract. Any such spouse shall be issued a separate Certificate.

            Unless an Owner requests otherwise in writing, separate IRA Accounts shall be maintained under the Contract for (1) rollover contributions and (2) annual deductible and non-deductible contributions made by the Owner. A separate Certificate shall be issued for each separate IRA Account maintained for the Owner.

3.02 Additional Contributions. After an IRA Account has been established, and while the IRA Account is in force, an Owner may make additional contributions, as described below:

            (a) No additional contribution of less than $1,000 (or such smaller amount as meets the Company's then minimum contribution requirement) will be accepted by the Company.

            (b) Except for additional rollover contributions or spousal IRA contributions described in (c) and (d) below, for any taxable year of the Owner, the Owner may make deductible or nondeductible contributions that, in total, do not exceed the lesser of $2,000 or 100% of the Owner's Compensation for the taxable year. "Compensation" means compensation as defined in Code Section 219(f) and Regulations thereunder. Compensation includes income from employment, fees and net earnings from self-employment and alimony but does not include such items as investment income, rent or royalties.

            (c) An Owner may make an additional rollover contribution as defined in Code Section 402(a)(5), 402(a)(6), 402(a)(7),
                  403(a)(4), 403(b)(8), or 408(d)(3).

            (d) If a spousal IRA Account has been established, for any taxable year an Owner may contribute up to $2,250 in total to his and his spousal IRA Accounts; provided, however, that except for additional rollover contributions described in (c) above, a maximum contribution of $2,000 may be made to any one IRA Account for a taxable year.

3.03 Contribution Requirements. All contributions are payable at the Company's Home Office. The initial contribution will be credited to an IRA Account as of the date that both the properly completed application for the IRA Account and the initial payment are received by the Company at its Home Office. If the application is incomplete, or does not specify how payments are to be allocated, the initial contribution will be returned within five business days. After an IRA Account has been established, additional payments intended to be allocated to the General Account must be received by the Company no later than 1:00 p.m. Eastern time in order to be credited to the IRA Account on the date of receipt. Additional payments received after that time intended to be allocated to the General Account will be credited to the IRA Account the next business day. Additional payments intended to be allocated to a Separate Account Sub-Account will be credited to an IRA Account at the unit value computed as of the Valuation Date that the payment is received at the Company's Home Office.

            Each contribution shall be accompanied by a form provided by or satisfactory to the Company which shall indicate the type of contribution being made, the taxable year for which the contribution is intended (if applicable) and investment allocation instructions.

            Contributions described in Section 3.02(b) or (d) must be received by the Company by April 15 of the year following the calendar year to which the contributions are attributable.

3.04 Net Contributions. Each Net Contribution is equal to the gross contribution received from the Owner less the amount of any premium tax which must be paid by the Company as a result of the payment being credited to the Contract.

            Net Contributions will be allocated to the General Account or applied to purchase Separate Account Accumulation Units, as directed by the Owner. In the case of an allocation to a Separate Account Sub-Account, the number of Accumulation Units to be credited to the IRA Account will be determined as provided in
            Section 5.01.

3.05 Net Contributions Allocations. Net Contributions will be allocated on a percentage basis among the General Account and/or the Separate Account Sub-Accounts as specified in writing by the Owner, provided, however, that if a Net Contribution is to be allocated between two or more Sub-Accounts, at least $500 must be allocated to each Account. If the percentage allocation elected by the Owner would result in an allocation of less than $500 to any one Sub-Account, the Company reserves the right to allocate such amount in accordance with Company rules and procedures.

            By Written Request, at any time the Owner may change the allocation of future Net Contributions.

                                     PART IV

                            GENERAL ACCOUNT INTEREST

4.01 Crediting of Interest. Interest will be credited daily to Net Contributions allocated to each General Account Sub-Account. Interest will be credited from the Valuation Date the Net Contribution is credited to the Sub-Account to the Valuation Date preceding the date the Net Contribution is distributed from the Sub-Account. Interest will be calculated on a simple interest method, based on the ending daily balances in the Sub-Account, with interest compounded annually.

4.02 Establishment of Sub-Accounts; Interest Rates. Sub-Accounts will be established on the first day of each calendar month for Net Contributions to be allocated to the General Account during the month. The interest guarantee or guarantees applicable to Net Contributions to be allocated during a month will be determined in advance by the Company and will apply for the deposit period and thereafter until the Sub-Account maturity date. Until changed by the Company, Sub-Account maturity dates will occur three years following the last day of the deposit period (i.e., the last day of the calendar month). All Sub-Account effective dates, deposit periods, interest guarantees and maturity dates will be specified by the Company at least 30 days prior to the Sub-Account effective date. Although the Company currently intends to follow the rules outlined above, the Company reserves the right to change prospectively the frequency of Sub-Account effective dates, to change the length of deposit periods and to change the period of interest guarantees. Provided, that the interest rate applicable to Net Contributions allocated to the General Account will be guaranteed for a period of at least one year and in no event will such interest rate be less than an interest rate of 4 1/2% compounded annually for the first five years; 4% compounded annually for the next five years; and 3 1/2% compounded annually thereafter.

4.03 Application of Accumulated Values on Sub-Account Maturities. At least 30 days prior to the maturity date of a General Account Sub-Account, the Company will notify the Owner, if affected, in writing of the interest guarantee and new maturity date that will be established for Sub-Account Accumulated Values upon the Sub-Account maturity date. Unless the Owner directs otherwise, amounts allocated to a matured Sub-Account will be allocated to the General Account Sub-Account effective on the day following the Sub-Account maturity date. Any such direction must be in writing and must be received by the Company at least 5 business days prior to the Sub-Account maturity date.

                                     PART V

                          SEPARATE ACCOUNT UNIT VALUES

5.01 Accumulation Unit Values. Accumulation Units will be credited to the IRA Account for benefits funded by a Separate Account Sub-Account. The number of Accumulation Units to be credited to the IRA Account at the time any Net Contribution is to be allocated will be equal to the portion of the Net Contribution to be allocated, as specified by the Owner, divided by the dollar value of the applicable Sub-Account Accumulation Unit as of the Valuation Date such payment is allocated.

            The dollar value of a Sub-Account Accumulation Unit as of any Valuation Date will be determined by multiplying the dollar value of such Accumulation Unit as of the immediately preceding Valuation Date by the Net Investment Factor for the Valuation period at the end of which the Accumulation Unit value is being determined.

            On any Valuation Date prior to the Annuity Date, the Accumulated Value of the portion of the IRA Account allocated to a Separate Account Sub-Account will be the sum of the value of all such Sub-Account Accumulation Units then credited to the IRA Account.

5.02 Adjusted Gross Investment Rate. The Adjusted Gross Investment Rate of a Separate Account Sub-Account for any Valuation Period is equal to:

            (a)    (i)   the investment income of such Sub-Account for the
                         Valuation Period, plus capital gains and minus capital losses of such Sub-Account for the Valuation Period, whether realized or unrealized; minus

                   (ii) an amount for capital gains taxes and any other taxes based on income of, assets in, or the existence of such Sub-Account, whichever may be applicable; divided by

            (b) the amount of such Sub-Account's assets at the beginning of the Valuation Period.

            The Adjusted Gross Investment Rate may be positive or negative.

5.03 Net Investment Rate and Net Investment Factor. The Net Investment Rate of a Separate Account Sub-Account for any Valuation Period shall be equal to the Sub-Account Adjusted Gross Investment Rate for such Valuation Period decreased by (a) a factor equivalent to .0090 per annum for mortality and expense risks and (b) a factor equivalent to .0025 per annum for administrative charges associated with the Sub-Account. Such factors may be increased or decreased by the Board of Directors of the Company, but in no event shall they exceed the maximum stated in the Guarantees provision.

            The Net Investment Factor of a Separate Account Sub-Account is
            1.000000 plus the Sub-Account Net Investment Rate.

                                     PART VI

                              IRA ACCOUNT TRANSFERS

6.01 IRA Account Transfers. Prior to the Annuity Date, the Owner may request in writing that:

            (a) all or a portion of his IRA Account allocated to the General Account be transferred to one or more Separate Account Sub-Account(s);

            (b) all or a portion of his IRA Account allocated to a Separate Account Sub-Account be transferred to the General Account; or

            (c) all or a portion of his IRA Account allocated to one Separate Account Sub-Account be transferred to one or more other Separate Account Sub-Account(s).

6.02 Transfer Date. Subject to the restrictions described herein, all transfers shall be made on the Valuation Date coincident with, or next following, the date a Written Request for such transfer is received by the Company.

6.03 Transfer Restrictions. Transfers from a General Account Sub-Account may be made without restriction on the Sub-Account maturity date. During each calendar year the Owner may make up to four additional transfers. Such transfers may be made from Separate Account Sub-Accounts or from General Account
            Sub-Accounts prior to their maturity date. Provided, that the maximum dollar amount that may be transferred during a calendar year from General Account Sub-Accounts prior to their maturity date is 20% of the value on the preceding December 31 of the portion of the IRA Account Accumulated Value that was allocated to the General Account. Transfers from non-matured General Account Sub-Accounts will be on a LIFO (Last-in-First-out) basis (i.e., transfers will be first made from the most recently established Sub-Account).

            Transfers from General Account and Separate Account Sub-Accounts must be in a minimum amount of $500, or the entire portion of the IRA Account allocated to the Sub-Account, if less.

6.04 Minimum Balances. If a transfer would reduce the value of the portion of the IRA Account allocated to a General Account or Separate Account Sub-Account to less than $1,000, the Company reserves the right to include the remaining value allocated to the Sub-Account in the total to be transferred.

                                    PART VII

                   IRA ACCOUNT FEES AND CONTRACT GUARANTEES

7.01 IRA Account Fees. While the IRA Account is in force and prior to the Annuity Date, the Company will deduct an annual IRA Account fee. The amount of the fee will be $25. This fee will be deducted on the last Valuation Date of the month in which occurs the anniversary date of the establishment of the IRA Account and also on the date the IRA Account is surrendered. The fee will be deducted pro rata from each General Account and Separate Account Sub-Account to which IRA Account Net Contributions are currently allocated. Provided, however, that the fee will be reduced or eliminated, as necessary, to the extent its full deduction would result in amounts allocated to a General Account Sub-Account being credited with interest at a rate lower than the minimum rate specified in Section 4.02.

7.02 Contract Guarantees. The Company makes the following guarantees for IRA Accounts established under the Contract:

            (a) The factors deducted from the Adjusted Gross Investment Rate of a Separate Account Sub-Account to obtain its Net Investment Rate will not exceed the equivalent of (i) .90% per annum for mortality and expense risks and (ii) .25% per annum for administrative charges.

            (b) The IRA Account Fee and Surrender Charge will not exceed the amount specified in this Certificate.

            (c) The interest rate for Net Contributions allocated to the General Account will be guaranteed for at least one year and will never be at a rate less than the applicable minimum rate specified in Section 4.02.

            The Company assumes the risk that actual mortality experience and expenses may exceed the maximum charges made to cover such mortality and expenses. If actual mortality experience and expenses exceed the amounts provided for such costs, the Company will absorb the resultant losses. If actual mortality experience and expenses are less than the amounts provided for such costs, the difference will be a profit to the Company.

                                    PART VIII

                IRA ACCOUNT SURRENDERS AND PARTIAL REDEMPTIONS

8.01 Surrender Privilege. At any time prior to the Annuity Date, the Owner may, by Written Request, surrender his IRA Account for its Surrender Value. The Surrender Value will be based on the Accumulated Value of the IRA Account on the Valuation Date coincident with or next following the date the Company receives the Written Request. When surrendered, the IRA Account is terminated. After termination, the Company will have no further liability for the IRA Account.

            The Surrender Value for the portion of the IRA Account allocated to a Separate Account shall be paid within 7 days (plus any period of extension under applicable laws, rules and regulations governing the redemption of variable annuities) from the date of receipt of such Written Request.

            The Surrender Value for the portion of the IRA Account allocated to the General Account shall normally be paid within 7 days from the date of receipt of such Written Request; however, the Company may defer payment for up to 6 months from the date when the Written Request is received. If payment of amounts allocated to the General Account is deferred for 30 days or more, the amount payable will draw interest at a rate of not less than 3 1/2% per year.

8.02 Partial Redemption Privilege. The Owner may, by Written Request, redeem a part of the Accumulated Value of the IRA Account, subject to the terms of this provision. This privilege may be exercised before the Annuity Date and before the Owner's death.

            The amount of each Partial Redemption must be at least $500. No Partial Redemption will be permitted if less than $1,000 would remain credited to the IRA Account after payment of the amount requested to be redeemed and deduction of any applicable charge.

            The Written Request must indicate the dollar amount to be paid and, in the case of a redemption from a Separate Account, the type of Accumulation Units to be canceled. Partial Redemptions from the General Account will be on a LIFO (Last-In-First-Out) basis (i.e., redemptions shall first be made from the most recently established General Account Sub-Account). If a Partial Redemption is requested, the dollar amount of the request will be paid to the Owner. In addition, the amount of any applicable Redemption Charge will be deducted from the Accumulated Value. The time limits of the Surrender Privilege Provision will apply to Partial Redemptions.

8.03 Life Expectancy Distribution Benefit Redemptions. To the extent permitted under Company rules, for each calendar year life expectancy distributions (LED) may be made to the Owner and his Beneficiary. If the LED amount distributed from the IRA Account during the calendar year does not exceed the minimum amount required to be distributed to satisfy the requirements of Code
            Section 401(a)(9), as determined by the Company under its current life expectancy distribution rules, such amount shall not be subject to any redemption charge. Additional amounts withdrawn pursuant to an LED election may also be withdrawn without charge; provided that amounts withdrawn during a calendar year from the General Account on other than a Sub-Account maturity date pursuant to an LED election shall be subject to the redemption charge described in Section 8.04 to the extent that the aggregate amount of such withdrawals made during the calendar year exceeds the greater of (1) the minimum required to be paid to satisfy the requirements of Code Section 401(a)(9), as determined in accordance with the Company's life expectancy distribution rules, or (2) 20% of the portion of the IRA Account Accumulated Value allocated to the General Account on the preceding December 31.

8.04 IRA Account Surrender and Redemption Charge. Except for LED distributions described in Section 8.03, if the Owner surrenders the IRA Account or makes a Partial Redemption, a charge of 4% will be made on the amount withdrawn from a General Account Sub-Account on other than its maturity date. Provided, that the total charges for Partial Redemptions and Surrender will not exceed 8% of the gross contributions allocated to the IRA Account.

8.05 Company's Right to Terminate. If no contributions have been credited to an IRA Account for a period of three years, the Company reserves the right to terminate the IRA Account for its remaining Accumulated Value at any time its Accumulated Value is less than $1,000.

                                     PART IX

                                 DEATH BENEFITS

9.01 Benefit Upon Death of Owner. If the Owner dies prior to the Annuity Date while the IRA Account is in force, the Company will pay a death benefit equal to the Accumulated Value of the IRA Account as of the Valuation Date coincident with or next following the date of receipt by the Company at its Home Office of due proof of the Owner's death.

            Unless the Owner has chosen a Death Benefit Annuity in accordance with Section 10.03, if the Owner dies prior to the Annuity Date, the death benefit will be paid to the Owner's Beneficiary in one sum. Payment will be made within 7 days of the date on which due proof of death is received at the Company's Home Office. However, at the Written Request of the Beneficiary, the death benefit may be used to provide an annuity for the Beneficiary. Such an annuity will be provided in accordance with the Annuity Options provisions of the Contract, as described in Part X.

            If the Owner dies on or after the Annuity Date and before all guaranteed annuity payments have been made, any remaining payments will be made to the Beneficiary. If there is more than one Beneficiary, the death benefit will be paid in one sum. This sum will be the commuted value of any unpaid payments certain, commuted as of the Valuation Date coincident with or next following the date of receipt by the Company at its Home Office of due proof of death. Such commuted value will be computed on the basis of the interest rate used in the determination of the annuity benefit.

9.02 Additional Option for Spouse Beneficiary. If the Owner dies prior to the Annuity Date while the IRA Account is in force leaving his spouse as Beneficiary, at the Written Request of the spouse Beneficiary, and with the consent of the Company:

            (a) the death benefit will not be paid on the Owner's death; however, all or a portion of the death benefit may be withdrawn without charge within one year of the date on which notice of death is received at the Company's Home Office;

            (b)    the spouse will become Owner of the IRA Account; and

            (c) as Owner, the spouse will be entitled to all rights and benefits provided to Owners under the Contract.

                                     PART X

                                 ANNUITY OPTIONS

10.01 Annuity Benefit. The Owner may choose the form of annuity benefit to commence on the Owner's Annuity Date. The benefit will be limited to the Annuity Options described below, and any other option offered by the Company under the Contract.

            If the Owner does not choose an option, Option I will apply.

            This Certificate will be endorsed on the Annuity Date. The endorsement will set forth the annuity benefits payable to the Owner.

10.02 Funding of Annuity Options. All Annuity Options are funded through the General Account.

10.03 Death Benefit Annuity. The Owner may direct that all or part of any death benefit payable before the Annuity Date be paid to the Beneficiary under one or more of the Annuity Options provided in the Contract.

            If the Owner dies before the Annuity Date without specifying an Annuity Option for the Beneficiary, the Beneficiary may choose an option.

            A corporate or fiduciary Beneficiary may choose only Option V.

10.04 Proof of Age and Survival of Payee. Proof of the payee's date of birth is required before payment of any annuity benefits. The proof must be satisfactory to the Company, and must be received at its Home Office.

            The Company may require evidence that a payee is living. Such evidence must be satisfactory to the Company and may be required before any annuity payment is made.

10.05 Minimum Payments. Every Annuity Option must be paid on a monthly basis. The initial monthly payment must be at least $50. If the chosen option produces an initial monthly payment of less than $50, the Surrender Value or death benefit will be paid in one sum. A single payment of the Surrender Value will be made to the Owner. A single payment of the death benefit will be made to the Beneficiary.

10.06 Payment Period. Annuity payments shall cease with the last payment due prior to the date of death of the payee (or surviving payee in the case of joint payees) or with the later completion of all guaranteed payments, as the case may be.

10.07 Annuity Date. The Annuity Value to be applied under an Annuity Option will be the amount described below; any premium taxes payable by the Company as a result of the Annuity Option selection:

            (a)    If Option V is chosen - the Surrender Value.

            (b) If Option I, II, III, IV-A, IV-B, or any other Option offered by the Company involving a life contingency is chosen - the Accumulated Value.

            (c)    If a death benefit annuity is payable - the Accumulated
                   Value.

            The amount applied under an Annuity Option will be based on the IRA Account Accumulated Value on a Valuation Date not more than four weeks (uniformly applied) preceding the Annuity Date.

10.08 Monthly Payments. The amount of the first payment under Options I through III will be determined on the basis of:

            (a)   the age nearest birthday of the payee on the Annuity Date;
                  and

            (b)   the Annuity Value applied under the Option.

            The amount of the first monthly payment under Options IV-A and IV-B will be determined on the basis of:

            (a)   the ages nearest birthday of the payees on the Annuity Date;
                  and

            (b)   the Annuity Value applied under the Option.

            The amount of the first payment under Option V will be based on the number of years certain selected and the Annuity Value applied.

            The amount of each subsequent payment under Options I, II, III, IVA, IVB and V will be in the same amount as the first payment; except that under Option IVB, after the death of the first payee, the amount of each payment to the surviving payee shall be 2/3rds of the amount of the first payment.

10.09 Annuity Purchase Rates. The first payment under an Annuity Option for each $1,000 of Annuity Value applied will be the greater of:

            (a) the rate per $1,000 of Annuity Value applied specified in the Company's published Non-Guaranteed Current Annuity Option rates applicable to the Contract; or

            (b) the rate set forth in Part XII of this Certificate for the applicable Annuity Option.

10.10       Brief Description of Annuity Options.

            OPTION I - LIFE ANNUITY WITH 120 MONTHLY PAYMENTS GUARANTEED

            Monthly payments during the life of the payee. If the payee dies before 120 payments have been made, the monthly payments will continue to the Beneficiary until a total of 120 payments have been made.

            OPTION II- LIFE ANNUITY

            Monthly payments during the life of the payee..

            OPTION III - UNIT REFUND LIFE ANNUITY

            Monthly payments during the life of the payee. If the payee dies, the monthly payments will be continued to the Beneficiary if (a) exceeds (b) below.

            (a) the dollar amount of the Annuity Value applied under this option, divided by the first monthly payment.

            (b) the number of monthly payments made under this option before the death of the payee.

            If (a) exceeds (b), the monthly payments will continue until the total number of payments equals the number determined in (a).

            OPTION IV-A - JOINT AND SURVIVOR LIFE ANNUITY

            Monthly payments jointly to two payees during their joint lives. One of the payees must be the Owner. If this option is chosen after the Owner dies, one of the payees must be the Beneficiary. The payments will continue during the life of the survivor. The monthly payment to the survivor will be the same amount which was paid during the joint lives of the two payees.

            OPTION IV-B - JOINT AND TWO-THIRDS SURVIVOR LIFE ANNUITY

            Monthly payments jointly to two payees during their joint lives. One of the payees must be the Owner. If this option is chosen after the Owner dies, one of the payees must be the Beneficiary. The payments will continue during the life of the survivor. The monthly payment to the survivor will be 2/3rds of the amount which was paid during the joint lives of the two payees.

            OPTION V - ANNUITY CERTAIN

            Monthly payments for a number of years. The number of years selected may be from 1 to 30.

                                     PART XI

                               GENERAL PROVISIONS

11.01 Contract Amendments. The Company may amend the provisions of the Contract with advance written notice of 90 days to the Policyholder and affected Owners. Provided, however, that no the guarantees provided in Section 7.02 may not be amended or deleted and no amendment will affect:

            (a) the amount or terms of any annuity purchased prior to the effective date of the amendment; or

            (b) the interest credited to or guaranteed with respect to a General Account Sub-Account prior to the maturity date of such Sub-Account.

            The consent of any Owner or Beneficiary will not be required for any amendment to the Contract.

            Notwithstanding the foregoing, the Company may amend the Contract and this Certificate at any time without the consent of the Owner or any person to comply with applicable federal and state laws, regulations and rulings. Such amendments will be effective as required.

11.02 Protection of Proceeds. To the extent permitted by law, no payment due or to become due a person under the Contract or under this Certificate may be assigned, nor shall any such payment be subject to any creditor's claims.

11.03 Misstatement of Age. If a payee's age is misstated, the Company will adjust all annuity benefits to those that the Annuity Value applied would have purchased at the correct age. Any underpayments already made by the Company will be made up immediately. Any overpayments made by the Company will be charged against the benefits due after the adjustment.

11.04 Optional Annuity Date. The Owner may elect to change the Annuity Date to an Optional Annuity Date. The Optional Annuity Date may be changed at any time upon request. The Optional Annuity Date must be the first day of any month:

            (a)   before the Owner's 85th birthday; and

            (b)   on or after the Owner's 50th birthday.

            Any election to change the Annuity Date must be made by Written Request.

            The Written Request must be received at the Company's Home Office at least one month before the Annuity Date.

11.05 Reports. The Company will furnish a report to the Owner containing a statement of value of his IRA Account; and such other information as may be required by applicable laws, rules and regulations.

            This information shall be furnished when required by applicable laws, rules and regulations.

11.06 Addition, Deletion, or Substitution of Separate Account Investments. The Company reserves the right, subject to compliance with applicable law, to make additions to, deletions from, or substitutions for the shares of a Fund if the shares of a Fund are no longer available for investment or if, in the Company's judgment, further investment in any eligible Fund should become inappropriate in view of the purposes of the Sub-Accounts.

            The Company will not substitute any shares attributable to an Owner's interest in a Separate Account Sub-Account without notice to the Owner and any prior approval of the Securities and Exchange Commission required by the Investment Company Act of 1940. This shall not prevent the Separate Account from purchasing other securities for other series or classes of contracts, or from permitting a conversion between series or classes of policies or contracts on the basis of requests made by owners.

            The Company reserves the right to establish additional Separate Account Sub-Accounts and to make such Sub-Accounts available to any class or series of policies or contracts as the Company deems appropriate. Each new Sub-Account would invest in a new investment company or in shares of another open-end investment company. Subject to obtaining any required approvals or any consents required by applicable law, the Company also reserves the right to eliminate or combine existing Separate Account Sub-Accounts and to transfer the assets of one or more Separate Account Sub-Accounts to any other Separate Account Sub-Accounts.

            In the event of any substitution or change, the Company may, by appropriate endorsement, make such changes in this and other policies as may be necessary or appropriate to reflect the substitution or change. If the Company considers it to be in the best interests of contract holders, the Separate Account or any Separate Account Sub-Account(s) may be operated as a management company under the Investment Company Act of 1940, or it may be deregistered under that Act in the event registration is no longer required, or it may be combined with other separate accounts of the Company.

11.07 Change of Name. Subject to compliance with applicable law, the Company reserves the right to change the names of the Separate Account or the Separate Account Sub-Accounts.

11.08 Federal Tax Considerations. The Company intends to make a charge for any effect which the income, assets or existence of the Separate Account may have upon its tax. The Separate Account presently is not subject to tax, but the Company reserves the right to assess a charge for taxes if the Separate Account at any time becomes subject to tax.

11.09 Splitting of Units. The Company reserves the right to split the value of an Accumulation Unit, if such action is deemed to be in the best interest of the Owners and the Company. In effecting any such split of unit value, strict equity will be preserved and such split will have no material effect upon the benefits, provisions or investment return of the Contract or upon the Owner, any Beneficiary, or the Company. A split may be effected either to increase or decrease the number of units.

11.10 Insulation of Separate Accounts. The investment performance of the assets of a Separate Account is determined separately from the other assets of the Company. The assets of a Separate Account equal to the reserves and other contract liabilities with respect to such Account shall not be chargeable with liabilities arising out of any other business which the Company may conduct.

11.11 Meaning of Words used in Certificate. Whenever any words are used herein in the masculine gender, they shall be construed as though they were used in the feminine or neuter gender in all cases where they would so apply. Whenever any words are used herein in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply.

11.12 Separate Account Voting Rights. The Owner is entitled to vote at meetings of contract owners of those Separate Account Sub-Accounts to which the Owner currently has allocated a portion of the IRA Account Accumulated Value. The number of votes which the Owner may cast shall be determined by dividing the dollar value of the Accumulation Units of the Sub-Account by the net asset value of one Fund share.

            Proper written notice of such meetings as required by law, shall be given the Owner.

            Owners entitled to vote and the number of votes which each may cast shall be determined as of a record date within ninety days of the date of the meeting. To be entitled to vote, the Owner must be an Owner on both the record date as of which the number of votes is determined and the date of the meeting. In determining the number of votes a person may cast, fractional votes shall be disregarded.

                                    Part XII

==============================Annuity Option Tables============================

             Showing Amount of First Monthly Annuity Benefit Payment
                    For Each $1,000 of Annuity Value Applied

    ----------------------------------------------------------------------------
           Age
        Nearest
        Birthday           OPTION I        OPTION II        OPTION III
    ----------------------------------------------------------------------------
                         Life Annuity
                       with 120 Monthly                    Unit Refund
                           Payments          Life             Life
                          Guaranteed        Annuity          Annuity
                      ----------------------------------------------------------
            50             $ 5.06           $ 5.10           $ 5.00

            51               5.11             5.16             5.05
            52               5.17             5.22             5.10
            53               5.23             5.29             5.16
            54               5.29             5.36             5.22
            55               5.36             5.43             5.28

            56               5.43             5.50             5.34
            57               5.50             5.58             5.41
            58               5.58             5.67             5.49
            59               5.66             5.76             5.56
            60               5.74             5.85             5.64

            61               5.83             5.96             5.72
            62               5.93             6.07             5.80
            63               6.03             6.18             5.92
            64               6.13             6.31             6.01
            65               6.24             6.44             6.11

            66               6.36             6.59             6.21
            67               6.48             6.74             6.36
            68               6.60             6.91             6.47
            69               6.73             7.09             6.59
            70               6.87             7.28             6.71

            71               7.01             7.48             6.91
            72               7.15             7.69             7.05
            73               7.30             7.91             7.19
            74               7.46             8.15             7.33
            75               7.61             8.41             7.59
    ----------------------------------------------------------------------------

========================Annuity Option Tables (Continued)======================

Showing Amount of First Monthly Annuity Benefit Payment For Each $1,000 of
                              Annuity Value Applied

--------------------------------------------------------------------------------
                                   OPTION IV-A
                               Joint and Survivor
                                  Life Annuity
                                   Older Age
         -----------------------------------------------------------------------
              50        55        60        65        70       75         80
--------------------------------------------------------------------------------
Y    50    $ 4.65    $ 4.73    $ 4.82    $ 4.89    $ 4.95   $ 5.00     $ 5.03
0
U    55                4.85      4.97      5.08      5.18     5.25       5.31
N
G    60                          5.13      5.29      5.44     5.57       5.66
E
R    65                                    5.52      5.74     5.94       6.10

A    70                                              6.06     6.36       6.64
G
E    75                                                       6.81       7.24

     80                                                                  7.87
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                   OPTION IV-B
                          Joint and Two Thirds Survivor
                                  Life Annuity
                                    Older Age
         -----------------------------------------------------------------------
              50        55        60        65        70       75        80
--------------------------------------------------------------------------------
Y    50    $ 4.94    $ 5.07    $ 5.22    $ 5.40    $ 5.60   $ 5.82    $ 6.06
0
U    55                5.22      5.39      5.59      5.83     6.08      6.35
N
G    60                          5.59      5.83      6.10     6.39      6.70
E
R    65                                    6.10      6.43     6.78      7.16

A    70                                              6.82     7.25      7.73
G
E    75                                                       7.80      8.40

     80                                                                 9.17
--------------------------------------------------------------------------------

========================Annuity Option Tables (Continued)======================

   Showing Amount of First Monthly Annuity Benefit Payment For Each $1,000 of
                              Annuity Value Applied

              ------------------------------------------------------
                                    OPTION V
              ------------------------------------------------------
                                                  Annuity Certain
                  Number of                       for a specified
                Years Certain                     Number of Years
              ------------------------------------------------------
                      1                              $ 82.78
                      2                                42.00
                      3                                28.41
                      4                                21.62
                      5                                17.96

                      6                                15.25
                      7                                13.32
                      8                                11.87
                      9                                10.75
                     10                                10.30

                     11                                 9.57
                     12                                 8.97
                     13                                 8.47
                     14                                 8.03
                     15                                 7.66

                     16                                 7.34
                     17                                 7.05
                     18                                 6.80
                     19                                 6.58
                     20                                 6.38

                     21                                 6.20
                     22                                 6.04
                     23                                 5.90
                     24                                 5.76
                     25                                 5.64

                     26                                 5.53
                     27                                 5.43
                     28                                 5.34
                     29                                 5.25
                     30                                 5.17
              ------------------------------------------------------